
                                                         Computation of Earnings Per Share
                                                                              (Unaudited)

                                                             Three Months Ended                  Nine Months Ended
                                                      Dec. 31,          Dec. 31,           Dec. 31,           Dec. 31,

                                                         1997               1996               1997              1996
                                                         ----               ----               ----              ----

Weighted average common shares
     outstanding                                    7,562,500          7,562,500         7,562,500          7,150,416

Dilutive effect of common equivalent                      --                 --                 --                 --
    shares(a)                                       ---------           --------          --------           --------
  Weighted average shares outstanding               7,562,500          7,562,500         7,562,500          7,150,416
                                                    =========          =========         =========          =========

Net loss                                         $(1,068,331)       $(2,046,936)      $(3,024,135)       $(5,199,487)
                                                  ===========        ===========       ===========        ===========

Fully diluted earnings per share(b)              $      (.14)       $      (.27)      $      (.40)            $ (.73)
                                                  ===========        ===========        ==========             ======

---------------------------

     (a) Calculates the dilutive effect of outstanding stock options based upon the "Treasury Stock Method".
     (b) As fully diluted earning per share and primary earnings per share are equal, only fully diluted earnings per share will be disclosed in the Form 10-QSB.
